                                                                     Exhibit 4.1

                         AMENDMENT NO. 1 (the "Amendment") dated as of March 27,
                    1996 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (the "Agreement"), among SKYTEL CORP., a Delaware corporation ("SkyTel"), MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), the Subsidiaries of Mtel referred to therein, the lenders referred to therein (the "Lenders"), CHEMICAL BANK, as administrative agent for the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent, and J.P. MORGAN SECURITIES INC., as co-syndication agent.


                             INTRODUCTORY STATEMENT
                             ----------------------


          All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

          The Borrower has presented the Lenders with a revised business plan which includes certain planned asset sales and equity issuances. In connection therewith, the Borrower has requested that the Agreement be amended to modify certain provisions of the Agreement as hereinafter set forth.

          In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to the Agreement.  Subject to the provisions of
                      --------------------------
Section 3 hereof, the Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 3 hereof) as follows:

          (A) The definition of "Margin" appearing in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

               "'Margin' shall mean (i) at any time on or before March 31, 1997,
                 ------
          in the case of Alternate Base Rate Loans, 175 Basis Points per annum and in the case of Eurodollar Loans, 275 Basis Points per annum and
          (ii) at any time after March 31, 1997, in the case of Alternate Base Rate Loans, 150 Basis Points per annum and in the case of Eurodollar Loans, 250 Basis Points per annum, subject in each case, at any time after (but not before) March 31, 1997, to adjustment from time to time in accordance with the terms of Section 2.5(c) hereof."

          (B) The first sentence of Section 2.2(b) of the Agreement is hereby amended by inserting the words " at any time after (but not before) March 31, 1997," immediately after the words "in each case" appearing therein.

          (C) Section 2.5(c) of the Agreement is hereby amended by (1) inserting the words "At all times after (but not before) March 31, 1997," at the beginning of such Section, immediately preceding the words "The ratio of the Total Debt of Mtel and its Consolidated Subsidiaries" appearing therein, (2) deleting the words "including the date of the initial Loan hereunder" appearing in clause (i) of such Section and (3) deleting the date "December 31, 1995" appearing in clause (ii) of such Section and inserting the date "June 30, 1997" in lieu thereof.

          (D) The parenthetical phrase appearing in Clause (i) of Section 2.7(d) is hereby amended in its entirety to read as follows:

          "(excluding any issuance of equity securities permitted under Section 6.4(e) hereof and excluding the issuance of the equity securities required for the Credit Parties to comply with Section 5.21(c) hereof but only to the extent that the aggregate gross cash proceeds received from the issuance of such securities does not exceed $60,000,000)"

          (E) The parenthetical phrase appearing in Clause (i) of Section 2.10(c) is hereby amended in its entirety to read as follows:

          "(excluding any issuance of equity securities permitted under Section 6.4(e) hereof and excluding the issuance of the equity securities required for the Credit Parties to comply with Section 5.21(c) hereof but only to the extent that the aggregate gross cash proceeds received from the issuance of such securities does not exceed $60,000,000)"

          (F) Article 5 of the Agreement is hereby amended by adding the following new Section:

               "SECTION 5.21.  Required Asset Sales and Sales of Equity.
                               ----------------------------------------

               (a) On or before June 30, 1996, sell or otherwise dispose of (i) all the equity interests in Mercury Paging Limited owned by Mtel or any of its Affiliates, in a transaction which results in the receipt by the

          Credit Parties of Net Cash Proceeds of at least $20,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof and
          (ii) equity interests in Mtel Latin America, Inc. in a transaction which results in the receipt by the Credit Parties of Net Cash Proceeds of at least $25,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof.

               (b) On or before December 31, 1996, sell or otherwise dispose of equity interests in Mtel Asia in a transaction which results in the receipt by the Credit Parties of Net Cash Proceeds of at least $20,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof.

               (c) On or before May 15, 1996, complete one or more sales of Acceptable Stock (as such term is defined below) to one or more third parties which sale(s) shall be pursuant to stock purchase agreement(s) containing customary terms and conditions and result in the receipt by Mtel of gross cash proceeds of at least $50,000,000 (inclusive of the gross cash proceeds from the consummation of the sale contemplated by
          Section 3(C) of Amendment No. 1 dated March 27, 1996 to this Agreement). As used herein, the term "Acceptable Stock" shall mean
                                                 ----------------
          (i) common stock of Mtel or (ii) other securities of Mtel which satisfy the following criteria:

                    (A) do not require the payment of any dividend or interest (other than dividends or interest paid in such other securities or the common stock of Mtel);

                    (B) are not required to be redeemed, converted or exchanged in any manner except that (1) such other securities may be redeemable, convertible or exchangeable for such other securities or the common stock of Mtel; (2) such other securities may be redeemable upon a change of control (as such term is defined in the Senior Note Indenture) provided that all the Credit Parties'
                                          --------
               obligations under the Agreement or any refinancing or replacement of the Agreement with senior lenders consisting of banks and/or insurance companies, shall have first been paid in full and any commitment(s) with respect thereto have been permanently terminated in their entirety and (3) such other securities may otherwise be redeemable at any time after December 31, 2002."

          (G) Section 6.11 of the Agreement is hereby amended (i) by deleting the words "Except for transactions expressly permitted by the other provisions of this Agreement," and (ii) inserting the following clause at the end of the existing text:

          ", except (i) for transactions expressly permitted by the other provisions of this Agreement and (ii) that a Foreign Subsidiary may enter into transactions with one or more Credit Parties which transactions are on terms less favorable to such Foreign Subsidiary than would be the case if such transaction had been effected at arms length with a Person other than a Credit Party."


          (H) Clause (d) of Section 6.12 of the Agreement is hereby amended in its entirety to read as follows:

               "(d) any certificate of designations of any equity security of any Credit Party, which security is not common stock, as such certificate was initially filed with the Secretary of State or other applicable office in the jurisdiction of incorporation of the applicable Credit Party, including, without limitation, the certificate of designations of the Preferred Stock."

          (I) The table appearing in Section 6.15 of the Agreement (Total Debt to EBITDA Ratio of Mtel and Its Consolidated Subsidiaries) is hereby amended in its entirety to read as follows:

               "Period                       Ratio
                ------                       -----

          From 9/30/97 through 12/30/97     6.00:1.00
          From 12/31/97 through 3/30/98     5.50:1.00
          From 3/31/98 through 6/29/98      5.00:1.00
          From 6/30/98 through 9/29/98      4.50:1.00
          From 9/30/98 through 12/30/98     4.00:1.00
          From 12/31/98 through 9/29/99     3.50:1.00
          From 9/30/99 through 3/30/00      3.00:1.00
          3/31/00 and thereafter            2.50:1.00"

          (J) The table appearing in Section 6.17 of the Agreement (Ratio of Total Debt of Mtel and its Consolidated Subsidiaries to EBITDA of SkyTel) is hereby amended in its entirety to read as follows:

               "Period                        Ratio
                ------                      ----------

          From 3/31/96 through 6/29/96       6.00:1.00
          From 6/30/96 through 9/29/96       5.50:1.00
          From 9/30/96 through 12/30/96      5.25:1.00
          From 12/31/96 through 3/30/97      4.75:1.00
          From 3/31/97 through 9/29/98       4.50:1.00
          From 9/30/98 through 12/30/98      4.25:1.00
          From 12/31/98 through 12/30/00     4.00:1.00
          12/31/00 and thereafter            3.00:1.00"

          (K) The table appearing in Section 6.18(a) of the Agreement (EBITDA to Consolidated Interest Expense Ratio of Mtel and its Consolidated Subsidiaries) is hereby amended in its entirety to read as follows:

               "Period                       Ratio
                ------                     ----------

          From 3/31/97 through 12/31/97     3.50:1.00
          Thereafter                        4.00:1.00"

          (L) The table appearing in Section 6.20 of the Agreement (Minimum EBITDA of Mtel) is hereby amended in its entirety to read as follows:

         "Fiscal Quarter Ended           Amount (in millions)
          --------------------           ------

          March 31, 1997                        12.6
          June 30, 1997                         20.0
          September 30, 1997                    23.0
          December 31, 1997                     25.0

          March 31, 1998                        30.0
          June 30, 1998                         35.0
          September 30, 1998                    40.0
          December 31, 1998                     45.0

          March 31, 1999                        45.0
          June 30, 1999                         50.0
          September 30, 1999                    50.0
          December 31, 1999                     55.0

          March 31, 2000                        60.0
          June 30, 2000                         65.0
          September 30, 2000                    65.0
          December 31, 2000                     70.0

          March 31, 2001                        75.0
          June 30, 2001                         80.0
          September 30, 2001                    80.0
          December 31, 2001                     85.0"

          (M) The table appearing in Section 6.21 of the Agreement (Limitations on Capital Expenditures) is hereby amended in its entirety to read as follows:

                   "Period
             (Fiscal Year ending on
                 December 31)            Amount (in millions)
             ----------------------      --------------------

                    1996                 200.0
                    1997                 147.5
                    1998                 135.0
                    1999                 155.0
                    2000                 165.0
                    2001                 175.0"

          (N) Section 6.21 of the Credit Agreement is hereby further amended by adding the following sentence to the end of the existing text:

          "The Credit Parties and the Lenders hereby agree that Capital Expenditures for any fiscal year which are made from the proceeds of intercompany loans, which loans are subsequently repaid in the same fiscal year from the Net Cash Proceeds from the sale or other disposition of any equity securities (including by way of the issuance of new equity interests) or assets pursuant to and as contemplated by
          Section 6.4(e) hereof, shall be deemed to have been made from such Net Cash Proceeds for purposes of determining compliance with this Section 6.21."

          (O) The table appearing in Section 6.23 of the Agreement (Minimum Subscriber Level for Destineer) is hereby amended in its entirety to read as follows:

              "Date               Subscribers
               ----               -----------

          March 31, 1997            150,000
          June 30, 1997             200,000
          September 30, 1997        250,000
          December 31, 1997         325,000

          March 31, 1998            390,000
          June 30, 1998             455,000
          September 30, 1998        525,000
          December 31, 1998         600,000

          March 31, 1999            675,000
          June 30, 1999             760,000
          September 30, 1999        875,000
          December 31, 1999       1,000,000



          March 31, 2000          1,125,000
          June 30, 2000           1,250,000
          September 30, 2000      1,375,000
          December 31, 2000       1,500,000

          March 31, 2001          1,625,000
          June 30, 2001           1,750,000
          September 30, 2001      1,875,000
          December 31, 2001       2,000,000"

          (P) Paragraph (c) of Article 7 of the Agreement is hereby amended by inserting the phrase ", Section 5.21" immediately after the phrase "Section 5.20" appearing therein.

          (Q) Section 11.3(a) of the Agreement is hereby amended by inserting the following clause immediately after the word "issued," appearing therein:

          "(other than the issuance(s) of new equity securities the disposition of which is expressly permitted by the provisions of Section 6.4(e) hereof)".

          SECTION 2.  Waiver by the Lenders.  Each of the Lenders hereby waives,
                      ---------------------
for all times prior to the Effective Date, (a) the Credit Parties non-compliance with Sections 6.17 and 6.21 of the Agreement and (b) any Default or Event of Default that may have occurred and be continuing solely by reason of any of the Credit Parties or any of their Subsidiaries making an intercompany loan or advance (which otherwise complies with the provisions of the Agreement) at any time when a Default or Event of Default had occurred and was then continuing.

          SECTION 3.  Conditions to Effectiveness.  The effectiveness of this
                      ---------------------------
Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

          (A) the Administrative Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.9 of the Agreement;

          (B) all fees payable to a Lender in connection with this Amendment shall have been paid;

          (C) the Administrative Agent shall have received a fully executed copy of a stock purchase agreement (containing customary terms and conditions) between Mtel and a third party relating to the sale by Mtel to such third party of Acceptable Stock (as such term is defined in Section 5.21(c) of the Agreement which Section is being added to the Agreement pursuant to this Amendment), which sale shall result in the receipt by Mtel of gross cash proceeds of at least $25,000,000; and

          (D) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agents.

          SECTION 4.  Representations and Warranties.  The Credit Parties hereby
                      ------------------------------
represent and warrant to the Lenders that:

          (A) after giving effect to this Amendment, the representations and warranties contained in the Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

          (B) after giving effect to this Amendment, the Credit Parties are in compliance with all the terms and provisions set forth in the Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Agreement.

          SECTION 5.  Full Force and Effect.
                      ---------------------

          Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement or a waiver of any Default or Event of Default under the Agreement, in either case whether or not known to the Agents. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

          SECTION 6.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

          SECTION 7.  Counterparts.  This Amendment may be executed in two or
                      ------------
more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 8.  Expenses.  The Borrower agrees to pay all reasonable out-
                      --------
of-pocket expenses incurred by the Agents in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of counsel for the Agents.

          SECTION 9.  Headings.  The headings of this Amendment are for the
                      --------
purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                              BORROWER:

                              SKYTEL CORP.


                              By
                                ---------------------------------
                                Name:
                                Title:

                              GUARANTORS:

                              MOBILE TELECOMMUNICATION
                                TECHNOLOGIES CORP.
                              MTEL PAGING, INC.
                              MTEL INTERNATIONAL, INC.
                              MTEL LATIN AMERICA, INC.
                              MTEL PUERTO RICO, INC.
                              UNITED STATES PAGING CORPORATION
                              DESTINEER CORPORATION
                              MOBILECOMM EUROPE INC.
                              MTEL SPACE TECHNOLOGIES CORPORATION
                              MTEL TECHNOLOGIES, INC.
                              MTEL MAINE, INC.
                              COM/NAV REALTY CORP.
                              INTELLIGENT INVESTMENT PARTNERS, INC.


                              By
                                ----------------------------
                                Name:
                                Title:

                              LENDERS:

                              CHEMICAL BANK, individually and as
                                Administrative Agent
Executed by Chemical Bank
in New York, New York
                              By
                                ---------------------------------
                                Name:  Ann B. Kerns
                                Title: Vice President


                              CREDIT LYONNAIS NEW YORK BRANCH,
                                as Documentation Agent


                              By
                                ---------------------------------
                                Name:  Bruce M. Yeager
                                Title: Senior Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                              By
                                ---------------------------------
                                Name:  Bruce M. Yeager
                                Title: Authorized Signature


                              J.P. MORGAN SECURITIES INC.,
                                as Co-Syndication Agent


                              By
                                ---------------------------------
                                Name:  Michael Y. Leder
                                Title: Vice President


                              MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                              By
                                ---------------------------------
                                Name:  John A. Payne
                                Title: Managing Director

                              ABN AMRO BANK N.V.


                              By
                                ---------------------------------
                                Name:
                                Title:


                              By
                                ---------------------------------
                                Name:
                                Title:


                              THE FIRST NATIONAL BANK OF BOSTON


                              By
                                ---------------------------------
                                Name:
                                Title:


                              THE BOATMEN'S NATIONAL BANK OF
                                ST. LOUIS


                              By
                                ---------------------------------
                                Name:
                                Title:


                              CIBC INC.


                              By
                                ---------------------------------
                                Name:
                                Title:


                              VAN KAMPEN AMERICAN CAPITAL
                                PRIME RATE INCOME TRUST


                              By
                                ---------------------------------
                                Name:
                                Title: